UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2016

OCEAN SHORE HOLDING CO.

(Exact name of registrant as specified in its charter)

New Jersey	0-53856	80-0282446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Asbury Avenue, Ocean City, New Jersey 08226

(Address of principal executive offices) (Zip Code)

(609) 399-0012

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

A special meeting of the stockholders of Ocean Shore Holding Co. (the “Company”) was held on November 22, 2016. The final results for each of the matters submitted to a vote of stockholders at the special meeting are as follows:

1.	The proposal to approve the Agreement and Plan of Merger, dated as of July 12, 2016, by and among OceanFirst Financial Corp., Masters Merger Sub Corp. and the Company, and the transactions contemplated therein, was approved by the stockholders by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,349,587	62,091	26,913	26,259

2.	The proposal to approve, on a non-binding advisory basis, the compensation that certain executive officers of the Company may receive in connection with the merger of the Company and OceanFirst Financial Corp. pursuant to existing agreements or arrangements with the Company was approved by the stockholders by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,014,957	395,199	28,435	26,259

Item 8.01	Other Events

On November 23, 2016, the Company and OceanFirst Financial Corp. issued a joint press release announcing that each company’s stockholders had approved the merger of the Company with and into OceanFirst Financial Corp. A copy of the joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Joint Press Release dated November 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN SHORE HOLDING CO.
(Registrant)

Date: November 23, 2016	By:	/s/ Steven E. Brady
Steven E. Brady
President and Chief Executive Officer